                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 TRANSATLANTIC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          TRANSATLANTIC HOLDINGS, INC.
                    80 Pine Street, New York, New York 10005

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997

                                                                   April 4, 1997

TO THE STOCKHOLDERS OF
  TRANSATLANTIC HOLDINGS, INC.:

    The Annual Meeting of stockholders of TRANSATLANTIC HOLDINGS, INC., a Delaware corporation ("TRH"), will be held at 72 Wall Street, Seventh Floor, New York, New York, on Thursday, May 22, 1997, at 11:00 o'clock A.M., for the following purposes:

        1. To elect 9 directors of TRH to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

        2. To act upon a proposal to select Coopers & Lybrand L.L.P. as independent accountants for 1997; and

        3. Any other business that may properly come before the meeting.

    Stockholders of record at the close of business on March 25, 1997 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of such stockholders will be available for inspection at the offices of TRH at 80 Pine Street, New York, New York.

    Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope.

                                                 By Order of the Board of
                                                 Directors
                                                   ELIZABETH M. TUCK
                                                                    SECRETARY

                          TRANSATLANTIC HOLDINGS, INC.
                      80 PINE STREET, NEW YORK, N.Y. 10005
                                PROXY STATEMENT
                                                                   April 4, 1997

    The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of TRANSATLANTIC HOLDINGS, INC., a Delaware corporation ("TRH" or the "Company"), to be held on May 22, 1997, and at any adjournment thereof. It may be revoked, by written notice or by furnishing a proxy subsequent in time, at any time prior to its use. All shares represented at the meeting by properly executed proxies will be voted as specified, and, unless otherwise specified, will be voted for the election of directors and for the selection of Coopers & Lybrand L.L.P. as independent accountants for 1997.

    Only stockholders of record at the close of business on March 25, 1997 will be entitled to vote at the meeting. On that date 23,026,222 shares (exclusive of shares held by TRH) of common stock, par value $1.00 per share ("TRH Common Stock"), were outstanding, each such share of stock having one vote.

    This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card are first being mailed to stockholders of TRH on or about April 4, 1997.

                              BENEFICIAL OWNERSHIP

    The following table lists the beneficial ownership of each person or group who, as of March 25, 1997, owned to TRH's knowledge, more than five percent of the outstanding TRH Common Stock.

                                                                           AMOUNT AND
                                                                             NATURE
                                                                               OF
                            NAME AND ADDRESS                               BENEFICIAL     PERCENT OF
                          OF BENEFICIAL OWNER                              OWNERSHIP     VOTING SHARES
------------------------------------------------------------------------  ------------  ---------------
American International Group, Inc. ("AIG")(1)...........................   11,291,480          49.04
70 Pine Street
New York, NY 10270

------------------------

(1) Includes 7,828,968 shares directly owned by American Home Assurance Company, a wholly-owned subsidiary of AIG, which shares with AIG voting and investment power over such shares. AIG has sole voting and investment power over the remaining shares.

                            I. ELECTION OF DIRECTORS

    Nine directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. If a quorum is present at the meeting, the affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote thereon is required to elect the directors; abstentions and broker non-votes will have no effect on the outcome of the vote. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees listed below, all of whom are currently members of your Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the TRH Board of Directors shall recommend. The nominees, and certain information supplied by them to TRH, are as follows:

                    JAMES BALOG                  RETIRED CHAIRMAN, 1838 INVESTMENT ADVISORS,
                    Age 68                       L.P.
                    Director since 1988. HE HAS  (INVESTMENT MANAGEMENT COMPANY)
                    ALSO SERVED AS A DIRECTOR    DIRECTOR, ELAN, PLC, GALEN PARTNERS, L.P.
                    OF TRANSATLANTIC             (TECHNICAL ADVISORY BOARD) AND GREAT-WEST LIFE
                    REINSURANCE COMPANY                    AND ANNUITY INSURANCE COMPANY
                    ("TRC"), A WHOLLY- OWNED
                    SUBSIDIARY OF TRH, SINCE
                    1990 AND OF PUTNAM
                    REINSURANCE COMPANY
                    ("PUTNAM"), A WHOLLY-OWNED
                    SUBSIDIARY OF TRC, SINCE
                    1988.
                    IKUO EGASHIRA                CHAIRMAN OF THE BOARD OF DIRECTORS,
                    Age 66                       THE NICHIDO FIRE & MARINE INSURANCE COMPANY,
                    Director since June 29,      LIMITED, TOKYO, JAPAN
                    1995. HE HAS ALSO SERVED AS  (INSURANCE)
                    A DIRECTOR OF TRC AND OF
                    PUTNAM SINCE 1995.
                    JOHN M. FOWLER               EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                    Age 48                       OFFICER AND DIRECTOR, MONEYGRAM PAYMENT
                    Director since 1989. HE HAS  SYSTEMS, INC.
                    ALSO SERVED AS A DIRECTOR    (NON-BANK MONEY-TRANSFER PROVIDER)
                    OF TRC SINCE 1990 AND OF     DIRECTOR,AIR EXPRESS INTERNATIONAL CORPORATION
                    PUTNAM SINCE 1989.
                    MAURICE R. GREENBERG         CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AIG
                    Age 71                       (INSURANCE AND FINANCIAL SERVICES HOLDING
                    Chairman since 1986. HE HAS  COMPANY)
                    ALSO SERVED AS THE CHAIRMAN  DIRECTOR, AIG, DIRECTOR, PRESIDENT AND CHIEF
                    OF TRC SINCE 1977 AND OF     EXECUTIVE OFFICER OF C.V. STARR & CO., INC.
                    PUTNAM SINCE 1986.                     ("STARR"), A DIRECTOR OF STARR
                                                           INTERNATIONAL COMPANY, INC.
                                                           ("SICO"), PRIVATE HOLDING COMPANIES
                                                           (SEE "OWNERSHIP OF CERTAIN
                                                           SECURITIES") AND A DIRECTOR OF
                                                           INTERNATIONAL LEASE FINANCE
                                                           CORPORATION ("ILFC") (A WHOLLY OWNED
                                                           SUBSIDIARY OF AIG)

                    JOHN J. MACKOWSKI            RETIRED CHAIRMAN AND CHIEF
                    Age 71                       EXECUTIVE OFFICER, THE ATLANTIC
                    Director since 1990. HE HAS  MUTUAL COMPANIES (INSURANCE)
                    ALSO SERVED AS A DIRECTOR    DIRECTOR, F.W. WOOLWORTH COMPANY AND RCB TRUST
                    OF TRC AND OF PUTNAM SINCE             COMPANY
                    1990.
                    EDWARD E. MATTHEWS           VICE CHAIRMAN-INVESTMENTS AND FINANCIAL
                    Age 65                       SERVICES, AIG
                    Director since 1986. HE HAS  DIRECTOR, AIG, STARR, SICO AND ILFC
                    ALSO SERVED AS A DIRECTOR
                    OF TRC SINCE 1977 AND OF
                    PUTNAM SINCE 1986.
                    ROBERT F. ORLICH             PRESIDENT AND CHIEF EXECUTIVE
                    Age 49                       OFFICER, TRH, TRC AND PUTNAM
                    Director since 1994. HE HAS  CHAIRMAN, TRANS RE ZURICH; DIRECTOR,
                    ALSO SERVED AS A DIRECTOR    TRANSATLANTIC RE ARGENTINA S.A.
                    OF TRC AND OF PUTNAM SINCE
                    1992.
                    HOWARD I. SMITH              EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                    Age 52                       OFFICER AND COMPTROLLER, AIG
                    Director since 1994. HE HAS  DIRECTOR, STARR, SICO, ILFC AND TWENTIETH
                    ALSO SERVED AS A DIRECTOR    CENTURY INDUSTRIES (INSURANCE)
                    OF TRC AND OF PUTNAM SINCE
                    1994.

                    THOMAS R. TIZZIO             PRESIDENT, AIG
                    Age 59                       DIRECTOR, AIG, STARR AND SICO
                    Director since 1990. HE HAS
                    ALSO SERVED AS A DIRECTOR
                    OF TRC SINCE 1979 AND OF
                    PUTNAM SINCE 1990.

    It is with deep regret that we report the passing of Mr. Joseph F. Murphy. A board member of our companies since 1984, Mr. Murphy provided invaluable guidance to Transatlantic and made many important contributions to its success.

    The principal occupation or affiliation of each of the nominees is shown in bold face type. Except as hereinafter noted, each director has occupied an executive position with his company or an affiliate thereof for at least the prior five years. Mr. Balog was Chairman of 1838 Investment Advisors, L.P. from 1987 to 1994. Mr. Fowler served as Chief Administrative Officer of Primerica Corporation from 1986 to 1994, and as Chairman, President and Chief Executive Officer of Gulf Insurance Company from 1987 to 1994 and as Executive Vice President of the Travelers, Inc. from 1993 to 1995. Mr. Egashira served as the President of The Nichido Fire & Marine Insurance Company, Limited from 1988 to 1995.

    There were four regularly scheduled meetings of the Board of Directors during 1996. All current directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board of Directors held during the period in which they were eligible to serve, except Mr. Egashira, who attended 50% of the meetings he was eligible to attend. There are four regular meetings of the Board of Directors scheduled to be held during 1997.

    Messrs. Balog, Mackowski and Murphy were the members of the Audit Committee, which held three meetings during 1996. There are three Audit Committee meetings scheduled to be held during 1997. The primary function of the Audit Committee is to give general advice to the Board of Directors and the officers in matters relating to the audits of the records of accounts of TRH and its subsidiaries. The Committee reviews the performance and scope of the audit and non-audit services provided by the independent accountants during the fiscal year and recommends to the Board of Directors a firm of independent accountants to serve as auditors during the ensuing fiscal year. In addition, the Committee reviews reports issued by TRH's internal audit division and by AIG's internal audit division (see "Certain Transactions with the AIG Group") and the independent accountants.

    The Stock Option and Purchase Plan Committee administers the TRH employee benefit plans. During 1996, the members of the Stock Option and Purchase Plan Committee were Messrs. Balog, Mackowski and Murphy. There was one Stock Option and Purchase Plan Committee meeting during 1996. One Stock Option and Purchase Plan Committee meeting is scheduled for 1997.

    The Compensation Committee determines the cash compensation for senior management. During 1996, the members of the Compensation Committee were Messrs. Balog, Greenberg, Mackowski, Murphy and Tizzio. There was one Compensation Committee meeting during 1996, and one Compensation Committee meeting is scheduled for 1997.

    The Board does not have a nominating committee. The full Board would normally address matters relating to the nomination of directors, but the Executive Committee of the Board of Directors is also empowered to address such matters. The Board plans to select a director to replace Mr. Murphy subsequent to the annual meeting. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of TRH except those powers specifically reserved to the whole Board. During 1996, Messrs. Greenberg, Matthews, Murphy and Orlich were the members of the Executive Committee. There were no Executive Committee actions in 1996.

OWNERSHIP OF CERTAIN SECURITIES

    The following table summarizes the ownership of equity securities of TRH, and of entities which could be considered parents of TRH, by each of the directors, each executive officer named in the Summary Compensation Table, and by the directors and executive officers as a group.

                                                      EQUITY SECURITIES OWNED BENEFICIALLY
                                                           AS OF JANUARY 31, 1997(1)
                               ----------------------------------------------------------------------------------
                                          TRH                         AIG                        STARR
                                      COMMON STOCK                COMMON STOCK                COMMON STOCK
                               --------------------------  --------------------------  --------------------------
                                AMOUNT AND                  AMOUNT AND                  AMOUNT AND
                                 NATURE OF      PERCENT      NATURE OF      PERCENT      NATURE OF      PERCENT
                                BENEFICIAL        OF        BENEFICIAL        OF        BENEFICIAL        OF
NAME                           OWNERSHIP(2)      CLASS     OWNERSHIP(3)      CLASS     OWNERSHIP(4)      CLASS
-----------------------------  -------------  -----------  -------------  -----------  -------------  -----------
James Balog..................        7,500           .03        --            --            --            --
Paul A. Bonny................       11,192           .05          1,459           (5)       --            --
Ikuo Egashira................       --            --            --            --            --            --
John M. Fowler...............       --            --            --            --            --            --
M.R. Greenberg...............       17,500           .08     10,710,188         2.28         5,000         24.39
John J. Mackowski............          500            (5)       --            --            --            --
Edward E. Matthews...........        8,750           .04        381,748          .08         2,250         10.98
Robert V. Mucci..............       24,435           .11          3,280           (5)       --            --
Robert F. Orlich.............       47,500           .21          2,457           (5)          250          1.22
Steven S. Skalicky...........        1,322           .01          8,017           (5)       --            --
Howard I. Smith..............       --            --             59,590          .01         1,250          6.10
Thomas R. Tizzio.............        8,750           .04        210,650          .04         1,750          8.54
Javier E. Vijil..............        5,686           .02        --            --            --            --
All Directors and Executive
  Officers of TRH as a Group
  (15 individuals)...........      147,036           .64     11,380,379         2.42        10,500         51.23


                                              SICO
                                          COMMON STOCK
                               ----------------------------------
                                   AMOUNT AND
                                    NATURE OF          PERCENT
                                   BENEFICIAL            OF
NAME                                OWNERSHIP           CLASS
-----------------------------  -------------------  -------------
James Balog..................          --                --
Paul A. Bonny................          --                --
Ikuo Egashira................          --                --
John M. Fowler...............          --                --
M.R. Greenberg...............              10              9.09
John J. Mackowski............          --                --
Edward E. Matthews...........              10              9.09
Robert V. Mucci..............          --                --
Robert F. Orlich.............          --                --
Steven S. Skalicky...........          --                --
Howard I. Smith..............              10              9.09
Thomas R. Tizzio.............              10              9.09
Javier E. Vijil..............          --                --
All Directors and Executive
  Officers of TRH as a Group
  (15 individuals)...........              40             36.36

------------------------

(1) Unless otherwise indicated, the beneficial owners listed have sole voting and investment power over the shares listed.

(2) Amounts of equity securities shown include shares of TRH Common Stock subject to options which may be exercised within 60 days as follows:
    Bonny--11,125 shares, Greenberg--17,500 shares, Matthews--8,750 shares, Mucci--19,375 shares, Orlich--45,104 shares, Skalicky--1,250 shares, Tizzio--8,750 shares, Vijil--5,625 shares, all directors and executive officers of TRH as a group, 130,604 shares.

   Amounts of equity securities shown include shares as to which the individual shares voting and investment power as follows: Skalicky--72 shares with his wife, all directors and executive officers of TRH as a group--72 shares.

   Amounts of equity securities shown do not include the following securities owned by members of the named individual's family or by the individual as to which securities such individual has disclaimed beneficial ownership:
    Balog--300 shares, all directors and executive officers of TRH as a group--300 shares.

(3) Amounts of equity securities shown include shares of AIG Common Stock subject to options which may be exercised within 60 days as follows:
    Bonny--843 shares, Greenberg--374,375 shares, Matthews--117,563 shares, Orlich--2,249 shares, Skalicky--2,061 shares, H. Smith--51,218 shares, Tizzio--129,750 shares, all directors and executive officers of TRH as a group--678,059 shares.

   Amounts of equity securities shown include shares as to which the individual shares voting and investment power as follows: Greenberg--10,119,749 shares with his wife and 26,704 shares with co-trustees, Orlich--208 shares with his wife, Skalicky--613 shares with his wife, Tizzio--94,102 shares with his wife, all executive officers and directors of TRH as a group--10,241,376 shares.

   Amounts of equity securities also excludes the following securities owned by members of the named individual's immediate family or by the individual as Trustee as to which securities such individual has disclaimed beneficial ownership: Matthews--4,850 shares, Tizzio--13,302 shares, all directors and executive officers as a group-- 18,152 shares.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

   Amount of shares shown for Mr. Greenberg does not include 4,890,037 shares held as trustee for the Starr Trust, as to which Mr. Greenberg disclaims beneficial ownership. Inclusion of these shares would increase Mr. Greenberg's total ownership by 1.04 percent. Amount of shares shown for Mr. Greenberg also excludes 1,547,428 shares owned directly by Starr (representing 24.39 percent of the shares owned directly by Starr) as to which Mr. Greenberg disclaims beneficial ownership.

(4) As of February 1, 1997, Starr also had outstanding 4,750 shares of Common Stock Class B, a non-voting stock. None of the nominees hold such shares. Shares of Starr's Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H, Series I, Series J, Series K, Series L, Series M, Series N and Series O Preferred Stock, and its 5% Subordinated Preferred Stock were held by the nominees as follows on January 31, 1997: Preferred Stock, Series A--Greenberg (5,000), Matthews (1,500); Preferred Stock, Series B--Greenberg (5,000), Matthews (1,750); Preferred Stock, Series C--Greenberg (5,000), Matthews (1,750), Tizzio (125); Preferred Stock, Series D--Greenberg (5,000), Matthews (1,750), Tizzio (375); Preferred Stock, Series E--Greenberg (5,000), Matthews (2,000), H. Smith (125), Tizzio
    (625); Preferred Stock, Series F--Greenberg (5,000), Matthews (2,000), H. Smith (250), Tizzio (1,000); Preferred Stock, Series G--Greenberg (5,000), Matthews (2,250), H. Smith (375), Tizzio (1,000); Preferred Stock, Series H--Greenberg (5,000), Matthews (2,250), H. Smith (500), Tizzio (1,000);
    Preferred Stock, Series I--Greenberg (5,000), Matthews (2,250), H. Smith
    (500), Tizzio (1,000); Preferred Stock, Series J--Greenberg (5,000), Matthews (2,250), H. Smith (625), Tizzio (1,000); Preferred Stock, Series K-- Greenberg (5,000), Matthews (2,250), H. Smith (625), Tizzio (1,250);
    Preferred Stock, Series L--Greenberg (5,000), Matthews (2,250), H. Smith
    (625), Tizzio (1,250); Preferred Stock, Series M--Greenberg (5,000), Matthews (2,250), H. Smith (750), Tizzio (1,500); Preferred Stock, Series N--Greenberg (5,000), Matthews (2,250), H. Smith (1,000), Tizzio (1,500);
    Preferred Stock, Series O--Greenberg (5,000), Matthews (2,250), H. Smith (1,000), Tizzio (1,500); and 5% Subordinated Preferred Stock - Greenberg
    (100). The total outstanding shares were: Preferred Stock, Series A (15,240), Preferred Stock, Series B (15,055), Preferred Stock, Series C (15,555), Preferred Stock, Series D (16,430), Preferred Stock, Series E (17,930), Preferred Stock, Series F (19,555), Preferred Stock, Series G (19,500), Preferred Stock, Series H (19,000), Preferred Stock, Series I (19,500), Preferred Stock, Series J (20,500), Preferred Stock, Series K (21,375), Preferred Stock, Series L (21,375), Preferred Stock, Series M (21,000), Preferred Stock, Series N (21,625), Preferred Stock, Series O (21,625) and 5% Subordinated Preferred Stock (340).

(5) Less than .01%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires TRH's directors, officers and persons who own more than ten percent of a registered class of TRH's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of TRH Common Stock. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish TRH with copies of all Section 16(a) forms they file. To TRH's knowledge, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders have been complied with. In making these statements, TRH has relied on written representations of its directors, officers and ten percent stockholders, and copies of reports that they have filed with the SEC.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    During 1996, all directors, except those who are TRH employees, received an annual retainer of $12,500 and a fee of $700 for each meeting of the Board or any committee of TRH or its subsidiaries attended, except for the Chairman, who received an annual retainer of $50,000. On December 11, 1996, the Board of Directors voted to increase the annual retainer for all Directors, except those who are TRH employees, from $12,500 to $17,500 except for the Chairman who will receive an annual retainer of $75,000. The current $700 fee for each meeting of the Board or any committee attended, will remain the same. In addition, certain directors may be granted stock options in recognition of extraordinary service to the Company. On December 11, 1996, the Stock Option and Purchase Plan Committee granted a total of 22,000 options to Messrs. Greenberg (10,000 options), Matthews (5,000 options), H. Smith (2,000 options) and Tizzio (5,000 options). Additionally, on December 11, 1996, the full Board of Directors granted 2,000 stock options to each of Messrs. Balog and Mackowski in recognition of their extraordinary contributions to the Audit, Compensation, Finance and Stock Option and Purchase Plan Committees. These options were granted pursuant to the TRH 1995 Stock Option Plan. The options were granted at fair market value on the date of grant ($77 per share) and first become exercisable at a rate of 25% per year commencing in December, 1997.

    The following table sets forth the compensation, for services in all capacities to TRH and its subsidiaries during 1996, of each of the President and Chief Executive Officer and the four most highly compensated executive officers of TRH.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM COMPENSATION
                                                                                                         AWARDS
                                                                       ANNUAL COMPENSATION(1)  --------------------------
                                                                                               SECURITIES
                                                                       ----------------------  UNDERLYING       LTIP
NAME                                PRINCIPAL POSITION        YEAR       SALARY      BONUS       OPTIONS     PAYOUTS(2)
-------------------------------  -------------------------  ---------  ----------  ----------  -----------  -------------

Robert F. Orlich...............  President and CEO               1996  $  327,885  $  220,000      20,000   $     568,313
                                                                 1995     264,423     160,000      17,500        --
                                                                 1994     215,846      96,000      15,000         147,000

Robert V. Mucci................  Sr. Vice President and          1996  $  220,770  $   57,000       7,500   $     216,500
                                   Actuary                       1995     200,770      57,000       7,500        --
                                                                 1994     160,673      42,500       7,500         122,500

Steven S. Skalicky.............  Sr. Vice President and          1996  $  203,981  $   63,000       5,000   $     189,438
                                   Controller                    1995     154,008      53,000       5,000        --

Paul A. Bonny..................  Sr. Vice President              1996  $  191,807  $   74,000       7,500   $     162,375
                                                                 1995     166,769      51,500       5,000        --
                                                                 1994     130,944      34,000       5,000          98,000

Javier E. Vijil................  Sr. Vice President              1996  $  196,731  $   52,000       7,500   $      81,188
                                 Sr. Vice President,             1995     175,769      37,000       5,000        --
                                   TRC and Putnam                1994     147,692      37,500       5,000        --


                                    ALL OTHER
NAME                             COMPENSATION(3)
-------------------------------  ----------------
Robert F. Orlich...............     $    9,500
                                         6,160
                                         3,080
Robert V. Mucci................     $    9,500
                                         9,086
                                         3,080
Steven S. Skalicky.............     $    9,500
                                         6,077
Paul A. Bonny..................     $   18,701
                                        15,061
                                         7,620
Javier E. Vijil................     $    9,500
                                         8,789
                                         7,115

------------------------

 (1) With respect to each executive officer named in the table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonuses reported for such executive officer.

 (2) Amounts shown in 1994 represent the value, based on the closing sale price of AIG Common Stock on December 31, 1994 ($65.333), of shares of AIG Common Stock allocated but not distributed under a Deferred Compensation Profit Participation Plan (the "SICO Plan") provided to certain senior AIG and TRH employees, including TRH executive officers, by SICO. The SICO Plan came into being in 1975 when the voting shareholders and Board of Directors of SICO, a private holding company whose principal asset consists of AIG Common Stock, decided that a portion of the capital value of SICO should be used to provide an incentive plan for the current and succeeding managements of all American International companies, including TRH. Participation in the SICO Plan by any person, and the amount of such participation, is at the sole discretion of SICO's Board of Directors, and none of the costs of the various benefits provided under such plan is charged to or absorbed by TRH. The SICO Plan provides that shares may be set aside by SICO for the benefit of the participant and distributed upon retirement. The SICO Board of Directors may permit an early pay-out of units under certain circumstances, and all of the individuals named in the Summary Compensation Table are eligible for such early pay-out with respect to units awarded to them. Prior to pay-out, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG or TRH prior to normal retirement age. In addition, SICO's Board of Directors may elect to pay a participant cash in lieu of shares of AIG Common Stock. In March, 1995, a determination was made as to the number of AIG shares allocable to the accounts of the participants in the SICO Plan with respect to units awarded in December, 1992. The values shown for the year 1994 represent the number of AIG shares allocated to named executive officers as follows: Orlich-2,250 shares; Mucci-1,875 shares; Bonny-1,500 shares; Vijil-0 shares. All 1994 share amounts and sale prices are adjusted to reflect the stock split effected as a 50 percent stock dividend in July, 1995. Amounts shown in 1996 represent the value, based on the closing sale price of AIG Common Stock on the New York Stock Exchange on December 31, 1996 ($108.25), of shares of AIG Common Stock allocated in March, 1997 but not distributed under the SICO Plan with respect to units awarded in December, 1994. The number of shares allocated to named executive officers is as follows: Orlich-5,250 shares; Mucci-2,000 shares; Skalicky-1,750 shares; Bonny-1,500 shares; Vijil-750 shares.

 (3) Amounts shown for Messrs. Orlich, Mucci, Skalicky and Vijil represent matching contributions under TRH's 401(k) Plan. Amounts shown for Mr. Bonny reflect contributions by TRH to The AIG Pension Plan (United Kingdom) and The AIG Retirement Savings Plan (United Kingdom.)

    Messrs. Greenberg, Matthews, Orlich, H. Smith, and Tizzio or certain of them, are directors and officers of SICO, directors and members of the Starr Foundation and directors and officers of Starr. These individuals also receive compensation as officers of Starr for services rendered to Starr as well as compensation from SICO for services rendered to SICO. These services are not considered to detract materially from the business time of these individuals available for TRH matters and such compensation is not included in the compensation for services to TRH shown in the Summary Compensation Table above.

    TRH maintains policies of directors and officers liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. The premium for the year ending April 18, 1997 is approximately $469,880.

    The following table summarizes certain information with respect to benefits that the proxy rules classify as granted under Long-Term Incentive Plans which were granted during 1996 (with respect to the 1997-1998 period) to the five individuals named in the Summary Compensation Table.

                  LONG-TERM INCENTIVE PLANS--AWARDS IN 1996(1)

                                                                                                  ESTIMATED FUTURE
NAME                                                     NUMBER OF UNITS   PERFORMANCE PERIOD          PAYOUTS
------------------------------------------------------  -----------------  ------------------  -----------------------

Orlich................................................          1,000            Two years           10,000 shares

Mucci.................................................            400            Two years            2,000 shares

Skalicky..............................................            350            Two years            1,750 shares

Bonny.................................................            400            Two years            2,000 shares

Vijil.................................................            300            Two years            1,500 shares

------------------------

(1) Awards represent grants of units under the SICO Plan described in Note 2 to the Summary Compensation Table with respect to the two-year period from January 1, 1997 through December 31, 1998. The SICO Plan contains neither threshold amounts nor maximum payout limitations. The number of shares of AIG Common Stock allocated to a unit upon payout is based on a percentage selected by SICO's Board of Directors of between 20 percent and 100 percent of the increase of SICO's retained earnings attributable to the AIG Common Stock held by SICO over the two-year period. As a result, the number of shares to be allocated with respect to units held for the 1997-1998 period and the value of such shares cannot be determined at this time. The number of shares shown under "Estimated Future Payouts" represent the number of shares allocable to the named individuals based upon the units awarded to them for the 1997-1998 period, assuming the percentage selected by the SICO Board of Directors and the increase in SICO's retained earnings for the 1997-1998 period were the same as those used to allocate the shares of AIG Common Stock for the 1995-1996 period. As noted in the description of the SICO Plan in Note 2 to the Summary Compensation Table, prior to pay-out, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and the shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG or TRH prior to normal retirement age.

    The following tables set forth information for each of the five individuals named in the Summary Compensation Table as to (i) grants of options to purchase TRH Common Stock under the TRH 1995 Stock Option Plan during 1996, and (ii) option exercises during 1996, and option values as of December 31, 1996, with respect to options to purchase TRH Common Stock granted under the TRH 1995 Stock Option Plan and the TRH 1990 Stock Option Plan.

                    OPTION GRANTS IN THE LAST FISCAL YEAR(1)

                                                          INDIVIDUAL GRANTS
                                    -------------------------------------------------------------
                                                    % OF                                                POTENTIAL REALIZABLE
                                     NUMBER OF      TOTAL                                               VALUE(4) AT ASSUMED
                                    SECURITIES     OPTIONS                                             ANNUAL RATES OF STOCK
                                    UNDERLYING   GRANTED TO                                            PRICE FOR OPTION TERM
                                      OPTIONS     EMPLOYEES    EXERCISE                            ------------------------------
NAME                                  GRANTED      IN 1996       PRICE        EXPIRATION DATE          5%(2)          10%(3)
----------------------------------  -----------  -----------  -----------  ----------------------  -------------  ---------------
Orlich............................      20,000        16.90    $   77.00   December 11, 2006       $  970,200.00  $  2,448,600.00
Mucci.............................       7,500         6.34        77.00   December 11, 2006          363,825.00       918,225.00
Skalicky..........................       5,000         4.22        77.00   December 11, 2006          242,550.00       612,150.00
Bonny.............................       7,500         6.34        77.00   December 11, 2006          363,825.00       918,225.00
Vijil.............................       7,500         6.34        77.00   December 11, 2006          363,825.00       918,225.00

------------------------

(1) The options reflected in the table were granted in December 1996 and will become exercisable at a rate of 25% per year, commencing in December 1997.

(2) The appreciated price would be $125.51 per share.

(3) The appreciated price would be $199.43 per share.

(4) The assumed 5% and 10% annual rates of stock price appreciation used in the table are prescribed by the proxy rules and are not intended to forecast possible future appreciation in the price of TRH Common Stock. Options would have no realized value if there were no appreciation or if there were a depreciation from the price at which the options were granted.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                         AND YEAR-END OPTION VALUES(1)

TRANSATLANTIC HOLDINGS, INC. AND AMERICAN INTERNATIONAL GROUP, INC.

                                                                              TOTAL NUMBER OF UNEXERCISED
                                                                              OPTIONS HELD AT FISCAL YEAR
                                                  NUMBER OF                             END(4)
                                               SHARES ACQUIRED      VALUE     ---------------------------
NAME                                           ON EXERCISE(1)    REALIZED(2)  EXERCISABLE   UNEXERCISABLE
---------------                                ---------------   -----------  -----------   -------------
Orlich.......................................       2,396        $138,668.50    45,478         44,375
Mucci........................................           0                  0    27,327         18,125
Skalicky.....................................         900          55,325.03     3,311          9,314
Bonny........................................           0                  0    11,968         14,625
Vijil........................................           0                  0     5,625         14,375


                                               TOTAL VALUE OF UNEXERCISED,
                                                IN-THE-MONEY OPTIONS HELD
                                                 AT FISCAL YEAR END(3)(5)
                                               ----------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE
---------------                                -------------  -------------
Orlich.......................................  $1,650,361.96   $ 544,375.00
Mucci........................................   1,161,341.16     234,218.75
Skalicky.....................................     120,447.41      86,271.34
Bonny........................................     438,577.76     165,984.38
Vijil........................................     137,109.38     159,543.13


NAME
---------------
Orlich.......................................
Mucci........................................
Skalicky.....................................
Bonny........................................
Vijil........................................

    The following tables break out the options exercises and year-end option values shown in the table above for each of TRH Common Stock and AIG Common Stock separately.

TRANSATLANTIC HOLDINGS, INC.

                                                                          TOTAL NUMBER OF         TOTAL VALUE OF UNEXERCISED,
                                                                      UNEXERCISED OPTIONS HELD     IN-THE-MONEY OPTIONS HELD
                                   NUMBER OF SHARES                      AT FISCAL YEAR END          AT FISCAL YEAR END(3)
                                      ACQUIRED ON         VALUE      --------------------------  ------------------------------
NAME                                  EXERCISE(1)      REALIZED(2)   EXERCISABLE  UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------  -----------------  -------------  -----------  -------------  ---------------  -------------
Orlich...........................          2,396      $  138,668.50      43,229        44,375    $  1,470,185.50  $  544,375.00
Mucci............................              0                  0      24,375        18,125         918,906.25     234,218.75
Skalicky.........................              0                  0       1,250         8,750          14,375.00      60,625.00
Bonny............................              0                  0      11,125        14,625         362,609.38     165,984.38
Vijil............................              0                  0       5,625        14,375         137,109.38     159,543.13

AMERICAN INTERNATIONAL GROUP, INC.

                                                                         TOTAL NUMBER OF UNEXERCISED
                                                                         OPTIONS HELD AT FISCAL YEAR
                                             NUMBER OF                             END(4)
                                          SHARES ACQUIRED      VALUE     ---------------------------
NAME                                      ON EXERCISE(1)    REALIZED(2)  EXERCISABLE   UNEXERCISABLE
----------------------------------------  ---------------   -----------  -----------   -------------
Orlich..................................           0        $         0     2,249              0
Mucci...................................           0                  0     2,952              0
Skalicky................................         900          55,325.03     2,061            564
Bonny...................................           0                  0       843              0
Vijil...................................           0                  0         0              0


                                          TOTAL VALUE OF UNEXERCISED,
                                           IN-THE-MONEY OPTIONS HELD
                                             AT FISCAL YEAR END(5)
                                          ----------------------------
NAME                                       EXERCISABLE   UNEXERCISABLE
----------------------------------------  -------------  -------------
Orlich..................................  $  180,176.46   $          0
Mucci...................................     242,434.91              0
Skalicky................................     106,072.41      25,646.34
Bonny...................................      75,968.38              0
Vijil...................................              0              0

------------------------

(1) TRH options are granted with respect to TRH Common Stock and AIG options are granted with respect to AIG Common Stock.

(2) Aggregate market value on date of exercise less aggregate option price.

(3) Total value of vested and unvested options based on a fair market value of TRH Common Stock of $80.50 per share, as of December 31, 1996.

(4) Adjusted for 50 percent AIG Common Stock split in July 1993 and July 1995.

(5) Total value of vested and unvested options based on a fair market value of AIG Common Stock of $108.25 per share, as of December 31, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996, the Compensation Committee of the Board of Directors consisted of Messrs. Balog, Greenberg, Mackowski, Murphy and Tizzio. No member of the Compensation Committee is a current officer or employee of the Company (or any of its subsidiaries) or was such an officer or employee at any time subsequent to June 1990, when the Company became a reporting company under the Exchange Act. Mr. Greenberg is a director and Chairman and Chief Executive Officer of AIG and Mr. Tizzio is a director and President of AIG. Mr. Greenberg and Mr. Tizzio are stockholders, directors and/or executive officers of SICO and Starr. AIG owns 49.04% of the outstanding TRH Common Stock and engages in reinsurance and retrocession transactions with TRH, and provides certain administrative and advisory services to TRH, in the ordinary course of TRH's business. Approximately $232 million (18%) of gross premiums written by TRH in 1996 was attributable to reinsurance purchased by the AIG Group (AIG, together with its subsidiaries, is referred to herein as the "AIG Group"), for the production of which TRH paid ceding commissions to the AIG Group of approximately $33 million in such year. TRH retroceded approximately $80.8 million of gross premiums written to the AIG Group in 1996 and received ceding commissions of approximately $8 million for the production of such business. Pursuant to service and expense agreements, the AIG Group furnishes to TRH certain office space, data processing, payroll processing and certain other administrative services. TRH paid approximately $3.4 million to the AIG Group for these services in 1996. Pursuant to an investment management contract, AIG Global Investment Corp., an AIG subsidiary, acts as investment manager for TRH. In addition, during 1996, AIG Capital Management Corp., an AIG subsidiary, provided investment advisory and management services for substantially all TRH's cash equivalents. TRH paid an aggregate of approximately $5.2 million to AIG Global Investment Corp. and AIG Capital Management Corp. for such investment management services in 1996. TRH leases certain computer equipment from A.I. Credit Corp., an AIG subsidiary. TRH paid approximately $5,700 under such leases in 1996. SICO and Starr owned 16.12% and 2.39%, respectively, of AIG Common Stock at January 31, 1997. Certain of Starr's subsidiaries operate as insurance agencies or brokers and in such capacity produce business for TRH. Commissions paid by TRH to Starr for these services approximated $2.2 million in 1996. From these payments, which constituted less than 1.9% of Starr's gross revenues in 1996, Starr is required to pay its operating expenses and commissions due originating brokers. The amounts represented less than 0.2% of TRH's gross revenues in 1996. During 1996, the members of the Stock Option and Purchase Plan Committee were Messrs. Balog, Mackowski and Murphy, each of whom was a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee ("Committee") met on December 11, 1996. The Committee is composed solely of non-employee directors. Mr. Murphy was not present at the meeting. The Committee is responsible for developing and making recommendations to the Board of Directors with respect to executive officer compensation policies and determines the cash compensation to be paid to the President and Chief Executive Officer and each of the other executive officers of the Company. The objectives of the Committee in determining the amount and type of cash compensation for each executive officer are to (i) provide a level of base compensation which would allow the Company to attract, retain and reward superior talent, and (ii) align the executive officers' interest with the success of the Company through the payment of a bonus based on the Company's performance. The Committee reviews the actions of the Stock Option and Purchase Plan Committee and addresses the mix of compensation forms (salary, bonus, stock options) to foster long-term management motivation, development and stability.

    The Company's compensation policy is subjective. The Committee did not apply any specific formula. In the course of its general discussion, the Committee considered the compensation practices of other reinsurers through a review of publicly available information and surveys particularly in light of the Company's financial performance and the level of competitive activity for the services of exceptional people within the reinsurance industry, and the Company's long-term compensation goals. The Committee focused on rational competitive compensation practices in an attempt to avoid those compensation activities which are neither prudent nor consistent with good business practices in the long run. The Company continued to post strong financial results in 1996. The Committee believes that the Company's continued financial success has been attributable in large measure to the performance and leadership of senior management. Accordingly, based upon a subjective analysis, the Company's President and Chief Executive Officer, Robert F. Orlich, was granted an increase in base salary from $325,000 in 1996 to $400,000 for 1997 and a year-end bonus. The Committee believes it is in the best interest of the Company and its stockholders to compensate Mr. Orlich and other executive officers in a manner that reflects their importance to the Company and that will provide an incentive for their continued successful performance. The Committee reviewed, considered and approved management's recommendation as to salaries and bonuses for each of the other executive officers. Management's recommendations are based on a subjective assessment of the individuals, the nature of their responsibilities and their contribution to the Company.

    The Committee noted the fact that certain of the Company's executive officers participate in the SICO Plan. The Company does not have any ownership interest in, or right to control SICO. Accordingly, the SICO Board makes determinations about participation in the SICO Plan independently of the Company and of the Committee.

    The Compensation Committee has considered the tax deductibility of compensation to its executive officers in light of Section 162(m) of the Internal Revenue Code of 1986. No executive officer's cash compensation that was deductible by the Company in 1996 exceeded $1 million. No executive officer's cash compensation which may be deductible by the Company in 1997 is expected to exceed $1 million. The Company has structured the TRH 1990 and 1995 Stock Option Plans with the intention that the compensation resulting from such plans would be deductible in light of Section 162(m).

                             COMPENSATION COMMITTEE

                JAMES BALOG, M.R. GREENBERG, JOHN J. MACKOWSKI,
                       JOSEPH F. MURPHY, THOMAS R. TIZZIO
                               DECEMBER 11, 1996

REPORT OF THE STOCK OPTION AND PURCHASE PLAN COMMITTEE ON EXECUTIVE COMPENSATION

    The Stock Option and Purchase Plan Committee ("Committee") met on December 11, 1996. The Committee is composed solely of non-employee directors. Mr. Murphy was not present at the meeting. The Committee is responsible for administering the TRH employee benefit plans. The Committee's philosophy is that stock options are a particularly important part of the compensation that inherently correlates long-term individual motivation and reward to Company performance. The Committee's approach is subjective. The Committee does not use specific criteria or formula to calculate the aggregate number of options granted or the grants to each individual. As part of its general discussion, the Committee considered the past and potential contribution to the Company of its executive officers, the amount of options awarded in prior years, the option grants awarded by other reinsurers as disclosed in publicly available materials, the successful financial performance of the Company, the Company's long-term compensation goals and the cash compensation paid to the Company's executive officers. The Committee reviewed, considered and approved management's recommendation to grant 144,350 stock options under the TRH 1995 Stock Option Plan at an exercise price of $77 per share, which includes 20,000 shares granted to the Company's President and Chief Executive Officer, Robert F. Orlich; 7,500 shares granted to the Company's Senior Vice President, Robert V. Mucci; 7,500 shares granted to the Company's Senior Vice President, Paul A. Bonny; 7,500 shares granted to the Company's Senior Vice President, Javier E. Vijil and 5,000 shares granted to the Company's Senior Vice President, Steven S. Skalicky. Management's recommendations are based on a subjective assessment of the individuals, the nature of their responsibilities and their contribution to the Company. Included in the option grant are a total of 22,000 stock options to the following
Directors: M.R. Greenberg--10,000 shares, Thomas R. Tizzio--5,000 shares, Edward
E. Matthews--5,000 shares and Howard I. Smith--2,000 shares. The options grants to directors were made after reviewing and approving management's recommendations, which were based on a subjective assessment of each individual's past and prospective contribution to the Company.

                    STOCK OPTION AND PURCHASE PLAN COMMITTEE
                JAMES BALOG, JOHN J. MACKOWSKI, JOSEPH F. MURPHY
                               DECEMBER 11, 1996

PERFORMANCE GRAPH

    The following Performance Graph compares the cumulative total stockholder return on TRH Common Stock (assuming reinvestment of dividends) from December 31, 1991 through December 31, 1996, with the cumulative total return of the Standard & Poor's Midcap 400 Index (which includes TRH) and the cumulative total return of the Insurance (PPTY-CAS)-500 Index which was formerly called Standard & Poor's Property-Casualty Insurance Index.

                    CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
                    VALUE OF $100 INVESTED IN DECEMBER, 1991

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               TRANSATLANTIC HOLDINGS,
BASE PERIOD              INC.             INSURANCE (PPTY-CAS)-500    S&P MIDCAP 400 INDEX
Dec-91                               100                        100                     100
Dec-92                            145.28                     117.11                  111.91
Dec-93                            136.27                     115.04                  127.53
Dec-94                             146.4                     120.67                  122.96
Dec-95                            193.41                     163.38                     161
Dec-96                            213.62                     198.53                  191.91

PENSION BENEFITS

    TRH employees are eligible to participate in or have participated in various AIG benefit plans.

    Through March 31, 1985, when such plan was terminated, employees of AIG and its subsidiaries, including TRH and its subsidiaries, who are citizens of the United States or non-citizens working in the United States were covered under the American International Group, Inc. Pension Plan, a contributory, qualified, defined benefit plan ("Original Pension Plan"). The annual pension for a participant was equal to 1.75% of Average Final Compensation multiplied by years of credited service as a participant (up to 40 years) less 1.4286% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). Average Final Compensation was defined as the average annual compensation of a participant during the 3 consecutive years in the last 10 years of his credited service affording the highest such average, or during all of the years of his credited service if less than 3 years. Benefits were paid monthly during the life of the participant, or, if applicable, during the joint lives of the participant and his contingent annuitant. The annual retirement allowance for participants with at least 10 years of credited service was not less than 50% of 1.75% of Average Final Compensation, multiplied by years of credited service, or $1,200, whichever was greater. On April 1, 1985, a new non-contributory, qualified, defined plan ("Current Retirement Plan") was established, with provisions substantially the same as the Original Pension Plan, except for the non-contributory feature and except that in the annual pension formula described above, 1.25% of Average Final Compensation is multiplied by years of credited service as a participant (up to 44 years) less 1.25% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). The 1.25% of Average Final Compensation is also used in the determination of the minimum retirement allowance. Effective January 1, 1989, the Current Retirement Plan formula changed in accordance with government mandated regulations from a Social Security offset to a Social Security integration method of computation where the offset is the average of the final three years' compensation but no greater than 150% of the employee's "covered compensation" (the average of the Social Security Wage bases during the 35 years preceding the Social Security retirement age) times credited service up to 35 years, multiplied by an applicable Social Security retirement age factor. For employees terminating from active service after January 1, 1993, the benefit formula for credited service on and after April 1, 1985 changed from 1.25% to 1.35% of Average Final Compensation. Effective January 1, 1996, the Current Retirement Plan formula now equals 1.25% times Average Final Compensation up to 150% of the employee's "covered compensation" plus 1.75% times Average Final Compensation in excess of 150% of "covered compensation" times years of credited service prior to April 1, 1985; plus .925% times Average Final Compensation up to 150% of the employee's "covered compensation" plus 1.425% times Average Final Compensation in excess of 150% of "covered compensation" times years of credited service after April 1, 1985.

    As a result of the termination of the Original Pension Plan, all benefits accruing to the termination date became vested regardless of an employee's years of service and annuities were purchased for benefits payable under that plan. AIG was entitled to receive the surplus remaining in the Original Pension Plan, other than the portion of the surplus attributable to employee contributions.

    The AIG savings plan ("401(k) Plan") for employees, including employees of TRH and its subsidiaries, provides for salary reduction contributions by employees and matching contributions by TRH. The retirement benefits for most employees who participate in both the Current Retirement Plan and the 401(k) Plan will be substantially greater than the benefits which would have been received under the Original Pension Plan.

    Annual amounts of normal retirement pension commencing at normal retirement age of 65 based upon Average Final Compensation and credited service under the Current Retirement Plan and the Supplemental Plan are illustrated in the following table:

                       ESTIMATED ANNUAL PENSION AT AGE 65

                 3 YEAR                                 TOTAL YEARS OF CREDITED SERVICE AS A PLAN PARTICIPANT
             AVERAGE FINAL                ----------------------------------------------------------------------------------
              COMPENSATION                 10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
----------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
$125,000................................  $   17,016  $   25,525      33,033  $   42,542  $   51,051  $   59,559  $   68,067
 150,000................................      20,579      30,869      41,158      51,448      61,738      72,027      82,317
 175,000................................      24,141      36,212      48,283      60,354      72,425      84,496      96,567
 200,000................................      27,704      41,556      55,408      69,261      83,113      96,965     110,817
 225,000................................      31,266      46,900      62,533      78,167      93,800     109,444     125,067
 250,000................................      34,827      52,244      69,658      87,073     104,488     121,912     139,317
 300,000................................      41,954      62,931      83,908     104,886     125,863     146,850     167,817
 375,000................................      52,641      78,962     105,283     131,604     157,925     184,256     210,567
 400,000................................      56,204      84,306     112,408     140,511     168,613     197,725     224,817
 500,000................................      70,454     105,681     140,908     176,136     211,363     246,500     281,817

    With respect to the individuals named in the Summary Compensation Table on page 7, other than Mr. Bonny, their respective years of credited service (under both plans) through December 31, 1996 are as follows: Orlich 10.17 years, Mucci
13.67 years, Skalicky 10.41 years, Vijil 2.91 years. Pensionable salary includes only the regular salary paid by TRH and its subsidiaries and does not include amounts attributable to bonuses or overtime pay. For such named individuals, pensionable salary during 1996 was as follows: Orlich--$327,885; Mucci--$220,770; Skalicky-- $203,981; Vijil--$196,731.

    Effective January 1, 1991 a Supplemental Plan was provided to pay a benefit to Current Retirement Plan participants in an amount equal to the reduction in the benefit payable as a result of the Federal limitation. Messrs. Orlich, Mucci, Skalicky and Vijil were participants in the Supplemental Plan at December 31, 1996.

    During 1993, 1994 and up to June 1, 1995, Mr. Bonny participated in The AIG Pension Plan (United Kingdom), a defined benefit plan, in which the TRH contributions were calculated by the actuaries for that plan. Mr. Bonny currently participates in The AIG Retirement Savings Plan (United Kingdom), a defined contribution plan, to which he contributed one percent of his salary in 1996. Contributions to this plan by TRH vary based on employee age, pensionable service and the employee's voluntary contributions. During 1996, under both of these plans, TRH contributed 9.75 percent of Mr. Bonny's pensionable salary of $191,807 to the plans based on his age, voluntary contribution and his 14.9 years of pensionable service.

RELATIONSHIP WITH AIG

    AIG is a holding company which, through its subsidiaries, is primarily engaged in a broad range of insurance and insurance-related activities in the United States and abroad. U.S.-based property and casualty insurance subsidiaries of AIG currently have a group rating of "A++ (Superior)", the highest rating classification, by A.M. Best Company. The AIG Group is one of the largest purchasers of reinsurance in the insurance industry based on premiums ceded.

    AIG owns 49.04% of the outstanding TRH Common Stock. Four of TRH's 9 current directors, including the Chairman, are executive officers of AIG and hold the following positions with AIG: Mr. Greenberg is a Director and the Chairman and Chief Executive Officer; Mr. Matthews is a Director and Vice Chairman; Mr. H. Smith is the Executive Vice President, Chief Financial Officer and Comptroller, and Mr. Tizzio is a Director and President.

AIG GROUP REINSURANCE

    TRH, through its wholly-owned subsidiaries TRC and Putnam, either accepts or rejects the AIG Group reinsurance offered based upon TRH's assessment of risk selection, pricing, terms and conditions. Historically, and with few exceptions, TRH has generally not set terms and conditions as lead underwriter with respect to the AIG Group treaty reinsurance; however, TRH may in the future set terms and conditions with respect to such business as a lead underwriter and intends that the terms and conditions of any such reinsurance will be negotiated on an arms' length basis. The operating management of TRH is not employed by the AIG Group, and the Underwriting Committee of the Board of Directors of TRH, which includes directors of TRH who are not employees of the AIG Group, monitor TRH's underwriting policies. (See "Compensation Committee Interlocks and Insider Participation").

    Approximately $232 million (18%), $189 million (17%) and $198 million (21%) of gross premiums written by TRH in the years 1996, 1995 and 1994, respectively, were attributable to reinsurance purchased by the AIG Group, for the production of which TRH paid ceding commissions to the AIG Group of approximately $33 million, $40 million and $52 million, respectively, in such years. TRH has no goal with respect to the portion of AIG Group versus non-AIG Group business it accepts. TRH's objective in determining its business mix is to evaluate each underwriting opportunity individually with a view to maximizing overall underwriting results.

    TRH retroceded approximately $80.8 million of gross premiums written to the AIG Group in 1996 and received ceding commissions of approximately $8.0 million for the production of such business.

CERTAIN TRANSACTIONS WITH THE AIG GROUP

    Pursuant to service and expense agreements, the AIG Group furnishes to TRH certain office space, data processing, payroll processing and certain other administrative services. TRH may terminate the agreements by giving six months' written notice to AIG. TRH paid approximately $3.4 million to the AIG Group for these services in 1996. (See "Compensation Committee Interlocks and Insider Participation").

    Pursuant to an investment management contract, AIG Global Investment Corp., an AIG subsidiary, acts as investment manager for TRH. Under the terms of this agreement, AIG Global Investment Corp. has discretion to manage all the investment activities of TRH, except with respect to its cash equivalents, subject to the directions of TRH's Board of Directors and within the limits imposed by the New York Insurance Law. The agreement may be terminated by either party at any time. AIG Global Investment Corp. also provides investment management services for other clients. In addition, during 1996, AIG Capital Management Corp., an AIG subsidiary, provided investment advisory and management services for substantially all TRH's cash equivalents. TRH paid an aggregate of approximately $5.2 million to AIG Global Investment Corp. and AIG Capital Management Corp. for such investment management services in 1996.

    TRH leases certain computer equipment from A.I. Credit Corp., an AIG subsidiary. TRH paid approximately $5,700 under such leases in 1996.

    These services have been obtained at a cost which, in the opinion of TRH, has not exceeded the cost of obtaining such services from unaffiliated sources. The cost of certain of these services may increase or decrease in the future, subject to negotiation, but in any event are expected not to exceed the cost of obtaining such services from unaffiliated sources.

RELATIONSHIP WITH SICO AND STARR

    SICO and Starr owned 16.12% and 2.39%, respectively of AIG's outstanding common stock at January 31, 1997. Messrs. Greenberg, Matthews, Orlich, H. Smith and Tizzio, directors of TRH, are also stockholders, executive officers or directors of SICO or Starr. (See "Ownership of Certain Securities").

    Certain of Starr's subsidiaries operate as insurance agencies or brokers and in such capacity produce business for TRH. Commissions paid by TRH to Starr for these services approximated $2.2 million in 1996. From these payments, which constituted less than 1.9% of Starr's gross revenues in 1996, Starr is required to pay its operating expenses and commissions due originating brokers. The amounts are paid on terms available to unaffiliated parties and represent less than 0.2% of TRH's gross revenues in 1996.

                    II. SELECTION OF INDEPENDENT ACCOUNTANTS

    The Audit Committee and the Board of Directors have recommended the employment of Coopers & Lybrand L.L.P. as independent accountants of TRH for 1997. The firm has served as TRC's independent accountants since 1977 and TRH's since 1986. The firm has no direct or indirect financial interest in TRH or any of its parents or subsidiaries. Representatives of the firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

    Your Board of Directors recommends a vote FOR the proposal to employ Coopers & Lybrand L.L.P.

               III. STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    All suggestions from stockholders are given careful attention. Proposals intended to be presented at the 1998 annual meeting should be sent to the TRH Secretary at 80 Pine Street, New York, New York 10005 and must be received by December 4, 1997.

                               IV. OTHER MATTERS

    While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by TRH under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Committee Reports on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

PROXY SOLICITATION

    TRH will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, their associates and approximately five officers and regular employees of TRH and its subsidiaries without receiving additional compensation. In addition to the foregoing, TRH has retained W.F. Doring & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $3,000 plus reasonable out-of-pocket expenses and disbursements of that firm. TRH will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

PROXY                      TRANSATLANTIC HOLDINGS, INC.                   PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS -- MAY 22, 1997


     Maurice R. Greenberg and Robert F. Orlich, and each of them with full power of substitution, are hereby authorized to represent and vote all shares of common stock of Transatlantic Holdings, Inc. held of record on March 25, 1997 by the undersigned at the Annual Meeting of Stockholders to be held on May 22, 1997 and at any adjournment thereof.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or their substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all of the powers of said attorneys and proxies.

     The undersigned hereby acknowledges receipt of the notice of said Annual Meeting of Stockholders, the Proxy Statement relating thereto and the Annual Report for 1996.

     The shares represented by this proxy will be voted in accordance with the specifications made herein. If no specifications are made, such shares will be voted FOR the elections of directors and FOR the proposal described in item 2.

MANAGEMENT URGES YOU TO SIGN AND RETURN THIS PROXY IMMEDIATELY TO ENSURE ITS
           VOTE AT THE ANNUAL MEETING TO BE HELD ON MAY 22, 1997.

No postage is required if returned in the enclosed envelope and mailed in the United States.

                 (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

                          TRANSATLANTIC HOLDINGS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.

1. Election of Directors --
   NOMINEES: James Balog, Ikuo Egashira, John M. Fowler, Maurice R. Greenberg, John J. Mackowski, Edward E. Matthews, Robert F. Orlich, Howard I. Smith and Thomas R. Tizzio

   FOR    WITHHOLD    FOR ALL
   ALL       ALL      (Except nominee(s) written below)
   / /       / /       / /

   ____________________________________________________

2. Proposal to select Coopers & Lybrand L.L.P.      FOR     AGAINST  ABSTAIN
   as independent accountants:                      / /       / /      / /

3. In their discretion with respect to any other matters that may properly come before the meeting.
                                                 Dated: _____________ , 1997

   Signature(s) ____________________________________________________________

   _________________________________________________________________________
   Signature of stockholder should correspond exactly with the name stenciled hereon. Joint owners should both sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign partnership name by an authorized person.


                            FOLD AND DETACH HERE

                           YOUR VOTE IS IMPORTANT!

       PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.